UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

Amendment No. 1 to CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 4, 2005

BENJAMIN FRANKLIN BANCORP, INC.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	000-51194	04-3336598

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

58 Main Street, Franklin, Massachusetts	02038

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (508) 528-7000

Benjamin Franklin Bancorp, M.H.C.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On April 7, 2005, Benjamin Franklin Bancorp, Inc. (the “Company”) filed a Current Report on Form 8-K under Item 2.01 to report that it had closed its acquisition of Chart Bank, A Co-operative Bank. In response to parts (a) and (b) of Item 9.01 of such Form 8-K, the Company stated that it would file by amendment the required historical financial statements for Chart Bank and the required pro forma financial information, as permitted by paragraphs (a)(4) and (b)(2) to Item 9.01 to Form 8-K. This Form 8-K/A is being filed to provide the required historical financial statements and pro forma financial information.

Item 9.01. Financial Statements and Exhibits
SIGNATURES
Exhibit Index
Ex-99.2 Financial Statements of Charter Bank
Ex-99.3 Unaudited ProForma Condensed Combined Financial Information

Item 9.01. Financial Statements and Exhibits.

     (a) Financial Statements of Business Acquired.

     The required historical financial statements for Chart Bank are attached hereto as Exhibit 99.2.

     (b) Pro Forma Financial Information.

     The required pro forma financial information is attached hereto as Exhibit 99.3.

     (c) Exhibits.

Number	Title
2.1	Agreement and Plan of Merger dated as of September 1, 2004 (incorporated by reference from Benjamin Franklin Bancorp’s Registration Statement on Form S-1, No. 333-121154, filed on December 10, 2004)

99.1	Press release dated April 5, 2005 (previously filed)

99.2	Audited Consolidated Financial Statements of Chart Bank, A Cooperative Bank as of and for the years ended December 31, 2004 and 2003

99.3	Unaudited Pro Forma Condensed Combined Financial Information as of and for the year ended December 31, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENJAMIN FRANKLIN BANCORP, INC.
Date: June 20, 2005	By:	/s/ Claire S. Bean
Claire S. Bean
Executive Vice President, Chief Financial Officer and Treasurer

Exhibit Index

Number	Title
99.2	Audited Consolidated Financial Statements of Chart Bank, A Cooperative Bank as of and for the years ended December 31, 2004 and 2003

99.3	Unaudited Pro Forma Condensed Combined Financial Information as of and for the year ended December 31, 2004.